As filed with the Securities and Exchange Commission on August 9, 2024
File No. 333.245008
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333.245008
Under the Securities Act of 1933

Ambac Financial Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	13-3621676
(State of incorporation)	(I.R.S. employer identification no.)

One World Trade Center	New York	NY	10007
(Address of principal executive offices)

(212)	658-7470
(Registrant's telephone number, including area code)
____________________________
Ambac Financial Group, Inc. 2024 Incentive Compensation Plan
Ambac Financial Group, Inc. 2020 Incentive Compensation Plan
(Full title of the plan)

Stephen M. Ksenak, Esq. Ambac Financial Group, Inc. One World Trade Center New York, NY 10007 (212) 658-7470
(Name and address of agent for service)
__________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Ambac Financial Group, Inc., a Delaware corporation (the “Registrant”), previously filed its Registration Statement on Form S-8 (File No. 333-245008) with the Securities and Exchange Commission (the “Commission”) on August 12, 2020 (the “Prior Registration Statement”) with respect to 1,475,.000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable under the Ambac Financial Group, Inc. 2020 Incentive Compensation Plan (the “2020 Plan”).
On June 5, 2024 (the “Approval Date”), the Registrant’s stockholders approved the Registrant’s 2024 Incentive Compensation Plan (the “2024 Plan”) and, in connection therewith, no further awards will be made under the 2020 Plan. Pursuant to the terms of the 2024 Plan, (i) any shares of Common Stock available for issuance but not issued under the 2020 Plan and (ii) any shares of Common Stock that were subject to outstanding awards under the 2020 Plan as of the Approval Date that subsequently cease to be subject to such awards as a result of the forfeiture, cancellation or termination of such awards will become available for issuance under the 2024 Plan (the “Rollover Shares”).
Immediately prior to the Approval Date, there were no shares of Common Stock available for issuance but not issued under the 2020 Plan and a total of 2,633,389 shares of Common Stock were subject to awards then outstanding under the 2020 Plan. The Company is filing this Post-Effective Amendment No. 1 to Form S-8 in accordance with Item 512(a)(1)(iii) of Regulation S-K and SEC Compliance and Disclosure Interpretation 126.43 to amend the Prior Registration Statement to register the offer of the Rollover Shares under the 2024 Plan (as such shares would no longer be issuable under the 2020 Plan).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The documents listed in (a) through (d) below are incorporated herein by this reference thereto, and all documents subsequently filed (other than respective filings or portions of filings that are furnished, under applicable SEC rules, rather than filed) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:
(a)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 27, 2024
(b)The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the Commission on May 6, 2024 and August 5, 2024;
(c)The Registrant’s Current Reports on Form 8-K filed with the Commission on February 27, 2024; June 5, 2024; June 5, 2024 (as amended on June 5, 2024); June 7, 2024; August 2, 2024; and August 2, 2024;
(d)The information responsive to Part III of Form 10-K for the year ended December 31, 2023 provided in the Registrant’s proxy statement filed with the Commission on April 26, 2024; and
(e)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-10777) filed with the Commission on May 1, 2013, pursuant to Section 12(b) of the Exchange Act, as updated by Registration Statement on Form 8-A (File No. 001-10777) filed with the Commission on January 30, 2020, including any amendment or report filed for the purpose of updating such description.
In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents with the Commission.
Item 4.    Description of Securities.
Not applicable.

Item 5.    Interests of Named Experts and Counsel.
Stephen M. Ksenak, Senior Managing Director and General Counsel of the Registrant, has given an opinion on the validity of the issuance of the securities being registered. Mr. Ksenak beneficially owns, or has the right to acquire under the Registrant’s employee benefits plans, an aggregate of less than 1% of the Registrant’s common stock.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
In addition, the Registrant’s Amended and Restated Certificate of Incorporation, effective June 7, 2024 (the “Certificate of Incorporation”), and Amended By-laws, effective January 26, 2023 (the “By-laws”), provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Registrant, or is or was serving at the request of the Registrant as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, the Registrant has entered into an employment agreement with Claude LeBlanc, the Registrant’s President and Chief Executive Officer, pursuant to which the Registrant has agreed to indemnify Mr. LeBlanc to the maximum extent that the Registrant’s officers and employees are entitled to indemnification pursuant to the Certificate of Incorporation and By-laws.
As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation eliminates, to the fullest extent permitted by law, personal liability of a director or officer of the Registrant to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer except (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director or officer derived an improper personal benefit.
The Registrant’s Certificate of Incorporation and By-laws provide that the Registrant may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such expense, liability or loss under the provisions of Section 145 of the DGCL.
Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.
The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Ambac Financial Group, Inc. filed with the Secretary of State of the State of Delaware on June 7, 2024. (Filed as Exhibit 3.1 to Ambac Financial Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed August 5, 2024 and incorporated herein by reference.)

4.2
Amended By-laws of Ambac Financial Group, Inc., effective as of January 26, 2023. (Filed as Exhibit 2.1 to Ambac Financial Group, Inc.’s Current Report on Form 8-K filed January 27, 2023, and incorporated herein by reference.)

4.3	Specimen form of stock certificate. (Filed as Exhibit 4.1 to Ambac Financial Group, Inc.’s Registration Statement on Form 8-A filed May 1, 2013 and incorporated herein by reference.)
4.4	Ambac Financial Group, Inc. 2020 Incentive Compensation Plan (Filed as Appendix B to Ambac Financial Group, Inc.’s 2020 Definitive Proxy Statement on Schedule 14A filed on April 15, 2020 and incorporated herein by reference.)
4.5
Ambac Financial Group, Inc. 2024 Incentive Compensation Plan (Filed as Appendix A to Ambac Financial Group, Inc.’s 2024 Definitive Proxy Statement on Schedule 14A filed on April 26, 2024 and incorporated herein by reference.)

5.1*
Opinion of Stephen M. Ksenak as to the legality of the securities being registered with respect to Ambac Financial Group, Inc. 2020 Incentive Compensation Plan (Filed as Exhibit 5.1 to Ambac Financial Group, Inc.’s Registration Statement on Form S-8 filed on August 12, 2020 and incorporated herein by reference.)

5.2*	Opinion of Stephen M. Ksenak
23.1*	Consent of KPMG LLP
23.2*	Consent of Ernst & Young LLP
23.3*	Consent of Stephen M. Ksenak (included in Exhibit 5.1 and 5.2)
24.1*	Power of Attorney (included on signature page to this Registration Statement)
• Filed herewith.

Item 9.    Undertakings
A.    The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(a)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
(c)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;
provided, however, that the undertakings set forth in paragraphs A(1)(a) and A(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 9, 2024.

AMBAC FINANCIAL GROUP, INC.

/s/ Stephen M. Ksenak
Name: Stephen M. Ksenak
Title: Senior Managing Director and General Counsel
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen M. Ksenak and William J. White, and each of them, as such person’s true and lawful attorney in fact and agent with full power of substitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or such person’s substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Claude LeBlanc	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2024
Claude LeBlanc

/s/ David Trick	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 9, 2024
David Trick

/s/ Jeffrey S. Stein	Chairman of the Board	August 9, 2024
Jeffrey S. Stein

/s/ Ian D. Haft	Director	August 9, 2024
Ian D. Haft

/s/ Lisa G. Iglesias	Director	August 9, 2024
Lisa G. Iglesias

/s/ Joan Lamm-Tennant	Director	August 9, 2024
Joan Lamm-Tennant

/s/ Kristi A. Matus	Director	August 9, 2024
Kristi A. Matus

/s/ Michael D. Price	Director	August 9, 2024
Michael D. Price